Exhibit 99.4


        Information Provided to Financial Analysts on December 16, 1997


Premier National Bancorp, Inc.
Financial Summary
For the Quarter Ended September 30, 1997

                                               HCK                   PSBK
                                               ---                   ----
Assets                                       723,308               884,617
Deposits                                     648,842               800,664
Equity                                        68,329                77,243
ROA                                             1.31%                 0.99%
ROE                                            14.14                 11.52
Net Interest Margin (FTE)                       5.12                  4.03
Efficiency Ratio                               55.52                 56.46
Customer Accounts (loans & deposits)          91,600               102,000
Business Accounts (loans & deposits)           8,000                 4,000
Households                                    41,000                50,000
Branches                                          21                    17

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Premier National Bancorp, Inc.
Pro Forma Company Profile

September 30, 1997
o  Size:              $1.6 billion in assets
                      $318 million in market cap*
o  Branch Offices:    Dutchess                            21**
                      Ulster                               5
                      Orange                               4**
                      Westchester                          1***
                      Sullivan                             3
                      Putnam                               2
                      Rockland                             2
                                                         ---
                                                          38

*    Based on 12/15/97 closing price of HCK of $21.75
**   Opening one additional office in 1998
***  Opening two additional office in 1998


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Premier National Bancorp, Inc.

Summary of Cost Saves Analysis


  ($MM)
                                            1998   1999    2000
                                            ----   ----    ----
Staff Expense Savings                        1.0    2.3     2.5
Occupancy & Equipment                        0.5    1.1     1.1
Other Expense Savings                        0.7    1.3     1.3
                                             ---    ---     ---
     Total Expense Saves                     2.2    4.7     5.0

Tax Cost (41.85%)                           (0.9)  (2.0)   (2.1)
                                           -----   ----   -----

Net Income Impact                           $1.3   $2.7    $2.9
                                            ----   ----    ----


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Premier National Bancorp, Inc.

Pro Forma EPS Impact (Based on IB/E/S 1998 Est.)
(Cost Saves Only)*
    ($MM)
                                     1998           1999
                                     ----           ----
HCK Net Income                       10.0           10.8
PSBK Net Income                       9.9           10.7
Net Income Improvement                1.3            2.7
Proforma Net Income                  21.2           24.2

HCK Stand-Alone EPS                  1.37           1.48

   HCK Pro Forma EPS                 1.45**         1.66**
$ Change in EPS                      0.08           0.18
% Change in EPS                         6%            12%

PSBK Stand-Alone EPS                 2.48           2.68
PSBK Pro Forma EPS                   2.65           3.03
$ Change in EPS                      0.17           0.35
% Change in EPS                         7%            13%

*    Excludes one-time AT merger charge of $5.6MM
**   EPS of combined companies


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Premier National Bancorp, Inc.

Investment Summary

Strategy:
---------
- Improved efficiency
     o Cost savings conservatively estimated at $5.0
       million (equal to 11% of the combined companies'
       non-interest expense)
- Strong revenue enhancement potential
     o Expanded product line
     o Cross selling opportunities
- Increased shareholder liquidity and visibility
- Leading presence in strong southeastern NY market
- Strongly capitalized and well positioned for growth and
  future geographic expansion
Conclusion: Value creation for shareholders
-----------

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Premier National Bancorp, Inc.

Capital Strength
September 30, 1997



                                     HCK        PSBK        Pro Forma
                                     ---        ----        ---------
o  Equity/Assets                    9.45%       8.73%          8.74%

o  Tangible equity/assets           9.42        7.93           8.29

o  Total risk-based capital        14.82       15.34          15.11

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Premier National Bancorp, Inc.

Impact on Loan Mix, Funding and Credit Quality

At, or for 9 months ending, September 30, 1997

                                           HCK          PSBK      Pro Forma
                                           ---          ----      ---------
Loans/Deposits                              71%          73%           72%
Core Deposits*/Loans                       131          128           130
Reserves/NPLs                              220          125           159
NPLs/Loans                                0.94         1.31          1.15
NCOs/Loans (annualized)                   0.50         0.50          0.50
NPAs/Assets                               0.75         0.92          0.85

*Excludes CD's over $100,000


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Premier National Bancorp, Inc.

Deposit Composition

  At September 30, 1997
  (Dollars in Thousands)

                                                       HCK                            PSBK                          Combined
                                           --------------------------       -------------------------        ---------------------
                                           Balance         % of Total       Balance        % of Total        Balance    % of Total
                                           -------         ----------       -------        ----------        -------    ----------
     Demand Deposits                       $149,965          23.1%          $68,038          8.5%          $218,003        15.0%
     Now & Other Trans Accts                 49,388           7.6%           21,064          2.6%            70,452         4.9%
                                             ------                          ------                          ------
Total Transaction Accounts                  199,353                          89,102                         288,455

     MMDA & Savings                         274,486          42.3%          365,201         45.6%           639,687        44.1%
     Time Deposits                          175,003          27.0%          346,361         43.3%           521,364        36.0%
                                            -------                         -------                         -------
Total Non-Transaction Accounts              449,489                         771,562                      $1,161,051
                                            -------                         -------                      ----------

Total Deposits                             $648,842         100.0%         $800,664        100.0%        $1,449,506       100.0%
                                           ========                        ========                      ==========
----------------------------------------------------------------------------------------------------------------------------------
Loan/Deposit Ratio                               71%                             73%                             72%
----------------------------------------------------------------------------------------------------------------------------------